UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – January 22, 2014

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0399260
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01             Entry into a Material Definitive Agreement

On January 22, 2014, Gilla Inc. (the “Company” or “Gilla”) and Drinan Marketing Limited (“DML”), a private limited company organized under the laws of Ireland, entered into a letter agreement (the “Letter Agreement”), dated January 22, 2014, to acquire all of the issued and outstanding shares of DML from Andrew Hennessy and Michele Hennessy (the “Sellers”).  DML is engaged in the sales and distribution of electronic cigarettes (“e-cigarettes”) in Ireland.  Pursuant to the Letter Agreement, at the closing of the acquisition of DML (the “Closing”), Gilla has agreed to issue to the Sellers five hundred thousand (500,000) shares of the Company’s common stock (the “Gilla Shares”) and warrants for the purchase of one million (1,000,000) shares of the Company’s common stock (the “Warrants”).  The Warrants will vest upon DML achieving cumulative e-cigarette sales revenues of over one million five hundred thousand US Dollars (US$1,500,000) beginning on the Closing Date (as defined below). The Warrants are to be exercisable over three (3) years with an exercise price of $0.25 per common share.  Pursuant to the Letter Agreement, at the Closing, Gilla will enter into a management agreement with Andrew Hennessy, pursuant to which Mr. Hennessy will become an employee of Gilla.  Mr. Hennessy will be paid 6,250 Euros per month of net salary after payroll tax deduction, and have the ability to participate in such management bonus compensation plan and stock option plan as the Company’s Board of Directors may authorize in the future.

On January 23, 2014, the Company, DML and the Sellers entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated January 23, 2014, to acquire all of the issued and outstanding shares of DLM as contemplated by the Letter Agreement. The Sellers have agreed to sell one hundred percent (100%) of the issued and outstanding common shares of DML in exchange for the Gilla Shares and Warrants described above.  The Closing shall be completed on January 31, 2014 or such other date as may be mutually agreed upon by the parties to the Purchase and Sale Agreement (the “Closing Date”).

The Company will file an amendment to this Form 8-K upon completion of the proposed acquisition as contemplated by the Purchase and Sale Agreement.

Item 3.02             Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 regarding the Company’s agreement to issue the Gilla Shares and Warrants to the Sellers at the Closing is hereby incorporated by reference into this Item 3.02.  The Company has agreed to issue the Gilla Shares and Warrants at the Closing pursuant to the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended.

Item 8.01             Other Events

On January 27, 2014, the Company issued a press release announcing that it has entered into the Purchase and Sale Agreement to acquire all of the issued and outstanding shares of DML as described in Item 1.01, above.  The press release also noted that it is anticipated that Mr. Andrew Hennessy, the founder of DML, will continue to operate DML and will take an active corporate role with the Company assisting with product development and leading European business development and sales.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibit List

Exhibit No.	Description

99.1	Press Release dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: January 28, 2014	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer